Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Second Quarter Results

Overland Park, KS, Aug. 1, 2017 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported second quarter 2017 net income(1) of $23.3 million, or $0.28 per diluted share, compared to net income of $33.1 million, or $0.39 per diluted share, during the prior quarter and net income of $33.7 million, or $0.41 per diluted share, during the second quarter of 2016.  The second quarter of 2017 included a tax charge of $8.9 million ($0.11 per diluted share) related to the implementation of new accounting guidance regarding the tax consequences of share-based payments.  The second quarter of 2016 included severance charges of $16.9 million ($0.13 per diluted share) and a charge of $5.9 million ($0.04 per diluted share) for the accelerated amortization of deferred acquisition costs associated with the share class conversion in 2016.

Operating revenues of $286.7 million during the second quarter of 2017 remained unchanged sequentially as a small decline in average assets under management was offset by one additional day during the current quarter.  Compared to the second quarter of 2016, operating revenues declined 10% due primarily to lower average assets under management.  The operating margin during the current quarter was 17.8% compared to 18.4% during the previous quarter and 16.8% during the same period last year.

Assets under management ended the second quarter of 2017 at $80.4 billion, decreasing less than 1% compared to the prior quarter and decreasing 7% compared to the second quarter of 2016.  Outflows during the current quarter were $2.5 billion, compared to outflows of $3.4 billion during the first quarter of 2017 and outflows of $9.8 billion during the second quarter of 2016.

Business Discussion

During the second quarter, gross sales continued to improve and redemption pressure eased.  On a net basis, outflows of $2.5 billion during the quarter reflected their best level in three years.  We are seeing continued inflows in a few products and are encouraged by the early signs of success more broadly.

“Over the past several months, the management team has worked to put an actionable plan around the corporate initiatives we identified last year,” said Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Our plan revolves around four pillars: strengthening our investment management resources, processes and results; reinvigorating our product line and sales; continuing the evolution of our broker-dealer to a self-sustaining, fully competitive and profitable entity; and making investments in support of our evolving business model, while improving operating efficiency.  We believe this plan will help reposition our firm in an industry undergoing significant change.”

Our plan calls for a focused approach to investments in our business, while running a leaner, more efficient operating model.  As we execute our strategy, we estimate the impact of our plan to add $30 million to $40 million to pre-tax income over the next 18 to 24 months.

Management Fee Revenue Analysis

Sequentially, management fee revenues were largely unchanged as higher fee waivers and a slight decrease in average assets under management largely offset the benefit of one additional day in the current quarter.  Compared to the same period last year, fees declined 7%, while average assets under management declined 11%.  A mix-shift in the asset base led revenues to decline at a lesser rate than average assets under management.

Average assets under management were $81 billion in the first and second quarters of 2017, compared to $91 billion during the second quarter of 2016.   The effective fee rate for the current quarter was 65.1 basis points compared to 65.0 basis points and 62.4 basis points during the first quarter of 2017 and second quarter of 2016, respectively.

(1)  Net income represents net income attributable to Waddell & Reed Financial, Inc.

Underwriting and Distribution Analysis

Underwriting and Distribution Revenues

Revenues remained unchanged sequentially, as lower asset-based Rule 12b-1 service and distribution fees in both retail distribution channels were offset by higher commissions from insurance product sales and higher advisory fees in our broker-dealer channel.  Compared to the last year’s second quarter, revenues declined 12% due to lower asset-based Rule 12b-1 service and distribution fees in both retail distribution channels.

Underwriting and Distribution Costs

Costs increased slightly on a sequential quarter basis.  The increase in direct costs was due to a combination of higher commissions and advisory fees in our retail broker-dealer channel, offset by lower asset-based Rule 12b-1 service and distribution fees in the retail unaffiliated distribution channel.  Indirect costs were unchanged, as higher IT and advertising costs in the retail unaffiliated distribution channel were offset by lower marketing and sales convention costs in our retail broker-dealer channel.

Compared to the same quarter in 2016, costs declined 17%.  Direct costs declined 19% due to lower asset-based Rule 12b-1 fees, while indirect costs declined 10% due to severance costs related to a workforce reduction in 2016 as well as lower compensation and IT costs in our retail unaffiliated distribution channel during the current quarter.

Compensation and Related Expense Analysis

Costs declined 4% sequentially due to a combination of lower payroll taxes and lower incentive compensation.  Compared to the second quarter of 2016, costs declined 19% due to severance costs related to a workforce reduction in 2016 and, to a lesser degree, lower salary costs in the current quarter.

General and Administrative Expense Analysis

General and administrative costs rose 9% compared to the prior quarter due primarily to IT related costs and expenses associated with planned fund mergers.  Compared to the same quarter last year, costs rose 46% due to higher usage of temporary staff, an increase in consulting fees related to implementation of the DOL fiduciary rule, higher IT related costs, and expenses associated with planned fund mergers.

The current quarter included a number of costs associated with specific projects or initiatives that are not expected to reoccur in the second half of 2017.  These included, $2.2 million of legal and consulting costs, $900 thousand related to upcoming fund start up and mergers and, $600 thousand related to a technology license true-up.

Other Items

The current quarter includes an intangible impairment charge of $0.9 million, while the first quarter of 2017 included an impairment charge of $0.6 million.  These impairment charges are both related to the same subadvisory agreement.

The current quarter included a tax charge of $8.9 million related to new accounting guidance on share-based payments, resulting in an effective tax rate of 52.2%. We expect there to be volatility in our effective tax rate in future periods as the stock-based compensation benefits now recognized in our tax provision will be impacted by market fluctuations in our stock price as well as changes in our investment portfolios that are driven by the market.

Changes in Assets Under Management

	Three Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
($ in millions)	2016				2017
Retail Unaffiliated
Distribution
Beginning assets	$45,641	$38,623	$35,197	$33,290	$30,295	$30,182
Sales*	2,144	1,526	1,320	1,373	1,799	2,080
Redemptions	(7,680)	(5,543)	(4,824)	(4,390)	(3,707)	(2,886)
Net Exchanges	158	127	161	11	236	235
Net flows	(5,378)	(3,890)	(3,343)	(3,006)	(1,672)	(571)
Market action	(1,640)	464	1,436	11	1,559	696
Ending assets	$38,623	$35,197	$33,290	$30,295	$30,182	$30,307

Retail Broker-Dealer
Beginning assets	$43,344	$42,142	$42,261	$43,170	$42,322	$43,110
Sales*	1,068	1,094	1,024	1,101	978	1,142
Redemptions	(1,197)	(1,329)	(1,542)	(1,669)	(1,871)	(1,812)
Net Exchanges	(172)	(163)	(194)	(182)	(236)	(241)
Net flows	(301)	(398)	(712)	(750)	(1,129)	(911)
Market action	(901)	517	1,621	(98)	1,917	885
Ending assets	$42,142	$42,261	$43,170	$42,322	$43,110	$43,084

Institutional
Beginning assets	$15,414	$14,426	$8,993	$8,595	$7,904	$7,792
Sales*	453	190	180	242	142	78
Redemptions	(1,068)	(5,699)	(1,051)	(1,042)	(727)	(1,057)
Net Exchanges	14	36	33	171	—	6
Net flows	(601)	(5,473)	(838)	(629)	(585)	(973)
Market action	(387)	40	440	(62)	473	217
Ending assets	$14,426	$8,993	$8,595	$7,904	$7,792	$7,036

Consolidated Total
Beginning assets	$104,399	$95,191	$86,451	$85,055	$80,521	$81,084
Sales*	3,665	2,810	2,524	2,716	2,919	3,300
Redemptions	(9,945)	(12,571)	(7,417)	(7,101)	(6,305)	(5,755)
Net Exchanges	—	—	—	—	—	—
Net flows	(6,280)	(9,761)	(4,893)	(4,385)	(3,386)	(2,455)
Market action	(2,928)	1,021	3,497	(149)	3,949	1,798
Ending assets	$95,191	$86,451	$85,055	$80,521	$81,084	$80,427

*                 Sales is primarily gross sales (net of sales commissions). This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	Three Months Ended
Asset Manager	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
($ in millions)	2016				2017
Retail Unaffiliated Distribution
AUM	$38,623	$35,197	$33,290	$30,295	$30,182	$30,307
Net flows	$(5,378)	$(3,890)	$(3,343)	$(3,006)	$(1,672)	$(571)
Organic growth	(47.1)%	(40.3)%	(38.0)%	(36.1)%	(22.1)%	(7.6)%
Redemption Rate	77.7%	61.3%	56.2%	56.7%	50.5%	39.2%
Retail Broker-Dealer
AUM	$42,142	$42,261	$43,170	$42,322	$43,110	$43,084
Net flows	$(301)	$(398)	$(712)	$(750)	$(1,129)	$(911)
Organic growth	(2.8)%	(3.8)%	(6.7)%	(6.9)%	(10.7)%	(8.5)%
Redemption Rate	9.3%	10.5%	12.1%	12.5%	15.1%	14.7%
Institutional
AUM	$14,426	$8,993	$8,595	$7,904	$7,792	$7,036
Net flows	$(601)	$(5,473)	$(838)	$(629)	$(585)	$(973)
Organic growth	(15.6)%	(151.8)%	(37.3)%	(29.3)%	(29.6)%	(49.9)%
Redemption Rate	29.9%	198.9%	46.4%	51.3%	37.2%	58.7%

Fund Rankings(1)	1 Year	3 Years	5 Years
Lipper
Funds ranked in top half	41%	37%	44%
Assets ranked in top half	44%	38%	45%
MorningStar
Funds with 4/5 stars	37%	15%	22%
Assets with 4/5 stars	46%	21%	32%

	Three Months Ended
Broker-Dealer	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2016				2017
AUA(2) (in billions)	$49.9	$50.5	$52.1	$51.7	$53.6	$54.1
AUA(2) fee based accounts (in billions)	$17.4	$17.8	$18.5	$18.4	$19.1	$19.5
# Advisors	1,803	1,799	1,796	1,780	1,662	1,581
Advisor productivity (in thousands)	$61.3	$63.1	$59.0	$59.4	$60.7	$65.0
U&D revenues (in thousands)	$110,735	$113,802	$105,787	$105,931	$103,942	$105,252

(1)         Starting in June 2017, we began using I shares in our rankings. This change was made to use a consistent share class that aligns with the industry’s sales and asset concentrations. Performance in prior periods utilized each funds’ oldest share class, which was generally the A shares.

(2)         AUA represent Assets Under Administration

Unaudited Consolidated Statement of Income

	Three Months Ended
	Jun. 31,	Mar. 31,	Jun. 31,	Sequential Qtr.		Year-over-Year Qtr.
($ in thousands, except per share data)	2017	2017	2016	Change	%	Change	%
Operating Revenues:
Investment management fees	$130,878	$130,436	$140,880	$442	0.3%	$(10,002)	(7.1)%
Underwriting and distribution fees	128,776	128,831	146,312	(55)	(0.0)%	(17,536)	(12.0)%
Shareholder service fees	27,003	27,297	32,016	(294)	(1.1)%	(5,013)	(15.7)%
Total operating revenues	286,657	286,564	319,208	93	0.0%	(32,551)	(10.2)%
Operating Expenses:
Underwriting and distribution	151,119	150,324	181,245	795	0.5%	(30,126)	(16.6)%
Compensation and related costs	47,224	49,406	58,341	(2,182)	(4.4)%	(11,117)	(19.1)%
General and administrative	28,153	25,724	19,276	2,429	9.4%	8,877	46.1%
Subadvisory fees	3,194	2,697	2,325	497	18.4%	869	37.4%
Depreciation	5,175	5,221	4,260	(46)	(0.9)%	915	21.5%
Intangible impairment	900	600	—	300	50.0%	900	N/A
Total operating expenses	235,765	233,972	265,447	1,793	0.8%	(29,682)	(11.2)%
Operating Income	50,892	52,592	53,761	(1,700)	(3.2)%	(2,869)	(5.3)%
Investment and other income/(loss)	2,021	2,129	687	(108)	(5.1)%	1,334	194.2%
Interest expense	(2,788)	(2,786)	(2,776)	(2)	0.1%	(12)	0.4%
Income before taxes	50,125	51,935	51,672	(1,810)	(3.5)%	(1,547)	(3.0)%
Provision for taxes	26,162	18,399	18,101	7,763	42.2%	8,061	44.5%
Net Income	23,963	33,536	33,571	(9,573)	(28.5)%	(9,608)	(28.6)%
Noncontrolling interests	656	480	(124)	176	36.7%	780	N/A
Net Income Attributable to Waddell & Reed Financial, Inc.	$23,307	$33,056	$33,695	$(9,749)	(29.5)%	$(10,388)	(30.8)%
Net income per share, basic and diluted:	0.28	0.39	0.41
Weighted average shares outstanding - basic and diluted	83,611	84,077	82,947
Operating margin	17.8%	18.4%	16.8%

Net Distribution Cost Analysis

	Three Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Sequential Qtr.		Year-over-Year Qtr.
($ in thousands)	2017	2017	2016	Change	%	Change	%

Retail Unaffiliated Distribution
U&D Revenues	$23,524	$24,889	$32,510	$(1,365)	(5.5)%	$(8,986)	(27.6)%
U&D Expenses - Direct	(32,998)	(33,908)	(42,452)	910	(2.7)%	9,454	(22.3)%
U&D Expenses - Indirect	(10,123)	(9,605)	(14,939)	(518)	5.4%	4,816	(32.2)%
Net Distribution Costs	$(19,597)	$(18,624)	$(24,881)	$(973)	5.2%	$5,284	(21.2)%

Retail Broker-Dealer
U&D Revenues	$105,252	$103,942	$113,802	$1,310	1.3%	$(8,550)	(7.5)%
U&D Expenses - Direct	(72,110)	(70,402)	(87,740)	(1,708)	2.4%	15,630	(17.8)%
U&D Expenses - Indirect	(35,888)	(36,409)	(36,114)	521	(1.4)%	226	(0.6)%
Net Distribution Costs	$(2,746)	$(2,869)	$(10,052)	$123	(4.3)%	$7,306	(72.7)%

Unaudited Consolidated Statement of Income

	Six Months Ended
	Jun. 30,	Jun. 30,
($ in thousand, except per share data)	2017	2016	Change	%
Operating Revenues:
Investment management fees	$261,314	$285,658	$(24,344)	(8.5)%
Underwriting and distribution fees	257,607	292,970	(35,363)	(12.1)%
Shareholder service fees	54,300	64,396	(10,096)	(15.7)%
Total operating revenues	573,221	643,024	(69,803)	(10.9)%
Operating Expenses:
Underwriting and distribution	301,443	355,081	(53,638)	(15.1)%
Compensation and related costs	96,630	111,281	(14,651)	(13.2)%
General and administrative	53,877	38,428	15,449	40.2%
Subadvisory fees	5,891	4,418	1,473	33.3%
Depreciation	10,396	8,622	1,774	20.6%
Intangible impairment	1,500	—	1,500	N/A
Total operating expenses	469,737	517,830	(48,093)	(9.3)%
Operating Income	103,484	125,194	(21,710)	(17.3)%
Investment and other income/(loss)	4,150	(9,531)	13,681	(143.5)%
Interest expense	(5,574)	(5,544)	(30)	0.5%
Income before taxes	102,060	110,119	(8,059)	(7.3)%
Provision for taxes	44,561	39,079	5,482	14.0%
Net Income	57,499	71,040	(13,541)	(19.1)%
Noncontrolling interests	1,136	377	759	201.3%
Net Income Attributable to Waddell & Reed Financial, Inc.	$56,363	$70,663	$(14,300)	(20.2)%
Net income per share, basic and diluted:	0.67	0.86
Weighted average shares outstanding - basic and diluted	83,843	82,526
Operating margin	18.1%	19.5%

Net Distribution Cost Analysis

	Six Months Ended
	Jun. 30,	Jun. 30,
($ in thousands)	2017	2016	Change	%
Retail Unaffiliated Distribution
U&D Revenues	$48,413	$68,433	$(20,020)	(29.3)%
U&D Expenses - Direct	(66,906)	(89,298)	22,392	(25.1)%
U&D Expenses - Indirect	(19,728)	(28,288)	8,560	(30.3)%
Net Distribution Costs	$(38,221)	$(49,153)	$10,932	(22.2)%

Retail Broker-Dealer
U&D Revenues	$209,194	$224,537	$(15,343)	(6.8)%
U&D Expenses - Direct	(142,512)	(168,017)	25,505	(15.2)%
U&D Expenses - Indirect	(72,297)	(69,478)	(2,819)	4.1%
Net Distribution Costs	$(5,615)	$(12,958)	$7,343	(56.7)%

Unaudited Condensed Balance Sheet

	Jun. 30,	Dec. 31,
($ in thousands)	2017	2016
Assets
Cash & cash equivalents (unrestricted)	$427,939	$555,102
Investment securities	501,827	328,750
Other assets	240,036	271,402
Property and equipment, net	95,455	102,449
Goodwill and intangible assets	147,069	148,569
Total assets	$1,412,326	$1,406,272
Liabilities, redeemable noncontrolling interests and equity
Short-term notes payable	$94,945	$—
Long-term debt	94,747	189,605
Other liabilities	349,748	362,012
Redeemable noncontrolling interests	28,718	10,653
Total equity	844,168	844,002
Liabilities, redeemable noncontrolling interests and equity	$1,412,326	$1,406,272
Shares outstanding (in millions)	83.6	83.1

Unaudited Condensed Cash Flow

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
($ in thousands)	2017	2017	2016	2017	2016
Cash provided by (used in):
Operating activities	$(41,431)	$49,169	$72,767	$7,738	$18,446
Investing activities	(72,888)	10,220	14,360	(62,668)	15,308
Financing activities	(22,913)	(49,320)	(66,781)	(72,233)	(124,791)
Net change during period	$(137,232)	$10,069	$20,346	$(127,163)	$(91,037)

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
($ in thousands)	2017	2017	2016	2017	2016
Shares repurchased
Number of shares	237,472	476,882	1,075,826	2,320,726	2,201,497
Total cost	$4,037	$7,976	$21,863	$12,013	$47,461
Dividend paid
Rate per share	$0.46	$0.46	$0.46	$0.92	$0.92
Total paid	$38,465	$38,771	$38,501	$77,236	$76,616
Capital returned to stockholders	$42,502	$46,747	$60,364	$89,249	$124,077

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern. During this call, Philip J. Sanders, CEO and CIO, will review our quarterly results. Live access to the teleconference will be available on the “Investor Relations” section of our Web site at ir.waddell.com. A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at ir.waddell.com. Under the “Investor Information” tab you will find a link to presentations as well as to data tables, which include supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the retail unaffiliated distribution channel (encompassing broker/dealer, retirement, and registered investment advisors), our retail broker-dealer channel (through financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States and internationally. Waddell & Reed Investment Management Company serves as investment adviser to the Waddell & Reed Advisors Group of Mutual Funds, while Ivy Investment Management Company serves as investment adviser to Ivy Funds, Ivy NextShares, Ivy Variable Insurance Portfolios and InvestEd Portfolios, and investment adviser and global distributor to the Ivy Global Investors SICAV, an umbrella UCITS fund range domiciled in Luxembourg. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds and InvestEd Portfolios, while Ivy Distributors, Inc. serves as principal underwriter and distributor to Ivy Funds and Ivy Variable Insurance Portfolios.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016, which include, without limitation:

•                  The loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  Changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of the Department of Labor’s new fiduciary rule;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  Our inability to reduce expenses rapidly enough to align with declines in our revenues, the level of our assets under management or our business environment.

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our broker-dealer, fund management and investment advisory business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2016 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2017. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.